POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Manager and/or officer of BNY/Ivy Multi-Strategy Hedge Fund LLC, a Delaware limited liability company (the "Company"), does hereby constitute and appoint Steven Pisarkiewicz, Nancy Corry, Guy Nordahl, Nick Patnaik, and each of them, his or her true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended ("Securities Act"), the Investment Company Act of 1940, as amended ("1940 Act") and any rules, regulations and requirements of the Securities and Exchange Commission ("SEC"), in connection with the registration under the Securities Act of limited liability company interests of the Company (the "Interests") and in connection with the registration of the Company under the 1940 Act, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for on behalf of the Company and the undersigned, the name of the undersigned as Manager of the Company to a Registration Statement, including, without limitation, any Registration Statement filed under Form N-2 or Form N-14, or to any amendment thereto filed with the SEC with respect to the Interests or with respect to the Company and to any instrument or document filed as part of, as an exhibit to or in connection with any Registration Statement or amendment.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 2, 2005.


/s/ Robert Bowen
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Robert Bowen

/s/ Robert J. Dwyer
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Robert J. Dwyer

/s/ Newton P.S. Merrill
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Newton P.S. Merrill

/s/ Rodney Yanker
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Rodney Yanker